Exhibit 10.ii.d

North America

HR Shared Services

Work Order

With

The Mosaic Company

Effective Date: June 1, 2006

TABLE OF CONTENTS

Page
APPENDIX 6 – HR I/T
Service Definitions and Pricing	31
Commitment and Expectations	33
Incident Definitions	37

APPENDIX 7 – LABOR TRACKING
Service Definitions and Pricing	40
Commitment and Expectations	42
HelpDesk Support/Maintenance Guidelines for Transactional Services	45

APPENDIX 8 – PAYROLL-MINNEAPOLIS
Service Definitions and Pricing	46
Commitment and Expectations	49

APPENDIX 9 – PAYROLL-CANADA
Service Definitions and Pricing	52
Commitment and Expectations	56

APPENDIX 10 – RELOCATION
Service Definitions and Pricing	59
Commitment and Expectations	60

APPENDIX 11 – TRAINING
Service Definitions and Pricing	62
Commitment and Expectations	63

SIGNATURE PAGE

Master Services Agreement

This agreement falls under the governance of the Master Services Agreement which provides a detailed description of the service relationship.

Statement of Intent

This work order is intended to supplement the Master Service Agreement by more clearly defining the services and support coverage offered by Cargill’s HR Shared Services to Mosaic, Inc.

Timeframe

This agreement remains valid until a superseding agreement is created or service is discontinued. The agreement will be reviewed annually. Either party must provide 12 months notice for the discontinuation of PeopleSoft related HRIS and Payroll services. For the discontinuation of all other services a 90-day notice is sufficient. Either approver may contact the other approver to request a review of the document.

Approvers:

Cargill HR Shared Services:

Dana E. Nelson
Vice President
North America Human Resources

The Mosaic Company:

David W. Wessling
Corporate Vice President, Human Resources

INTRODUCTION

Client:	Mosaic

Period covered:	June 1, 2006 to May 31, 2007

This Work Order (WO) outlines services that HR Shared Services (HR SS) will provide to The Mosaic Company, including the expectations of both HR SS and Mosaic. It also includes an estimate of charges for the indicated period and recaps the charge-out rates.

Service provider commitments: Listed in the attached appendices are the Cargill HR SS service commitments to Mosaic. Failure by Cargill HR Shared Services to meet these commitments should be elevated to the NA HR Shared Services Manager to ensure corrective action is taken.

Client expectations: Also listed in the appendices are Cargill’s expectations of Mosaic that will enable Cargill HR Shared Services to meet their stated commitments. Failure by Mosaic to meet these expectations could result in an inability by Cargill HR Shared Services to meet commitments.

Charging Method: Charging will vary by department. But, in general, charges are calculated basis actual usage and per transaction prices. Mosaic will be provided with a monthly invoice detailing all charges. Mosaic will provide the Shared Services HR Finance department with a list of individuals who should receive the billing information.

Charges are classified into three categories:

•	Transaction Based Services

Services resulting in specific transactions processed. Examples include paychecks produced, PeopleSoft transactions completed, and an HRIT allocation based on headcount.

Costs are allocated to each chargeable transaction type within each function. A per transaction rate is calculated, and a charge amount is calculated for each Mosaic business unit based on actual volumes. Some of the transaction-based charges have a decreasing rate as volumes increase to reflect economies of scale.

•	Common Services

Services not specifically identifiable to individual business units but provide benefit to all. Examples include HR Direct On-line and Dial and HR Finance services.

Costs are included in the SSC department budgets based on work driven by each department. For example most HR Direct calls are generated related to payroll or benefits, therefore those departments pay the bulk of the operating expense for HR Direct.

•	Client Driven Services

Services performed at the request of the Mosaic business units. Examples include: recruiting, training, and consulting (all SSC departments). Costs are allocated based on actual usage. Time spent on these activities will generally be tracked and charged at a per hour rate.

Areas of Services Provided:

HR SS Department	Projected FY06/07 Cost
Benefits Administration	$763,960	Appendix 1
Compensation	N/A	Appendix 2
EAP	$122,904	Appendix 3
Global Mobility	$30,700	Appendix 4
HR Finance	$7,000	Appendix 5
HRIT	$354,637	Appendix 6
Labor Tracking	$282,925	Appendix 7
Payroll	$446,793	Appendix 8
Relocation	$7,000	Appendix 9
Talent Recruiting	$234,975	N/A
Training	$56,000	Appendix 10

Total	$2,392,409

Grievance Resolution Process:

•	Mosaic informs the appropriate Cargill HR SS Key Department contact directly of a problem or issue. Every effort will be made to resolve the issue at this level.

•	If resolution cannot be reached, the issue is elevated to the Cargill HR SS Manager, who works with both parties to reach resolution.

•	If resolution still cannot be reached, the issue will be elevated to the Cargill NA HR Manager and Mosaic VP of HR. The SS Manager will work with the two senior managers to reach resolution.

Billing Information: The 2006/2007 monthly charges will be based on actual transactions and customer driven services provided during the previous month. The SSC Billing Summary Reports will be sent to Mosaic each month for review and distribution. Questions regarding bills should be directed to robin_ainsworth@cargill.com

Service Interruption: In the event of unforeseen circumstances such as weather events or system outages, HR SSC will employ “Best Efforts” to carry out all critical activities. Critical activities include: Payroll, HR Direct services, and Kronos support. Mosaic will keep closely informed in the event of any such service interruption.

Feedback: Cargill Shared Services welcomes customer feedback by contacting any of the individuals listed on the contact page or emailing Bob_Bridges@cargill.com

CONTACTS by DEPARTMENT - CARGILL

NA Shared Services

Manager
Bob Bridges	Manager	(952) 742-2807	Bob_Bridges@cargill.com

Benefits
Marie Grimm	Retiree Benefits Rep	(952) 984-0173	Marie_Grimm@cargill.com
Vickie Zebell	Account Rep	(952) 984-0969	Vickie_Zebel@cargill.com
Eugene Zylla	Manager	(952) 984-0959	Eugene_Zylla@cargill.com

Compensation
Karla Landry	Manager	(952) 742-4011	Karla_Landry@cargill.com

Employee Assistance Program
Keith Tvedten	Manager	(952) 742-7049	Keith_Tvedten@cargill.com

Global Mobility
Becky Kotalik	Manager	(952) 742-2335	Becky_Kotalik@cargill.com
June Mueller	Billing Contact	(952) 742-5244	June_Mueller@cargill.com
Sarah Yantifovich	Expat Specialist	(952) 742-2444	Sarah_Yantifovich@cargill.com

HR Direct
Claire Levay-Young	Manager	(952) 984-0539	Claire Levay-Young@cargill.com

HR Finance
Allyson Beffel	Manager	(952) 984-0938	Allyson_Beffel@cargill.com

CONTACTS by DEPARTMENT - CARGILL

HR I/T
HR Direct Dial Help Desk		(952) 742-9696 or	Business Hours Monday-Friday
		1-877-366-9696	7:00 a.m. – 6:00 p.m. CST

(No coverage Weekends/Holidays)
Support Team Pager (Rotated)		(612) 613-0042
Rory Ballweber	Manager	(952) 984-0520	Rory_Ballweber@cargill.com
(612) 716-1711 (cell)

Labor Tracking
Anand Giri	Manager	(952) 984-0010	Anand_Giri@cargill.com
(612) 845-3362 (Cell)

Payroll
Kim Sage	Payroll Supervisor	(952) 984-0891	Kim_Sage@cargill.com
Sandy Logan	Payroll Specialist	(952) 984-0917	Sandy_Logan@cargill.com
Maureen Yanta	Payroll Rep	(952) 984-0879	Maureen_Yanta@cargill.com
Jeff Coombe	Manager	(952) 984-0926	Jeff_Coombe@cargill.com

Relocation
Shawna Brezny	U.S. Contact	(952) 742-6249 or	Shawna Brezny@cargill.com
1-800-875-2091 (ext 5)

Sandy Palmer	Manager	(952) 742-7833 or	Sandy_Palmer@cargill.com
1-800-875-2091 (ext 1)

Training
Pablo Gaito	Manager	(952) 742-2149	Pablo_Gaito@cargill.com

CONTACTS by DEPARTMENT - MOSAIC

BENEFITS ADMINISTRATION	Appendix 1

1. Service Definitions and Pricing

TRANSACTIONAL SERVICES

Service	Definition	Pricing Basis	Price

Benefits Communication

The virtual and hard copy communications materials and services developed and distributed by the Cargill Benefits Department or performed by HR Direct to:

•        Equip Mosaic employees to understand, value, and utilize their company benefits, for example: Newsletters, Open Enrollment materials, forms, printing, postage, etc.

•        Comply with applicable benefits regulations, for example: SPD preparation and printing.

		Per Employee	$29.68 ___________ Market; Authoria - $23 For Open Enrollment Only

Welfare Benefits Employee Administration	Administration of employee health and welfare benefit plans, including plan design, communication, vendor management, contract negotiation, cost management, employee assistance, and claims resolution.	Per Active and Retired Employee	$33.92 ___________ Market: Principle/UniCare - $177 - $228 /employee

Welfare Plan Administration	Administration of employee health and welfare benefit plans, including plan design, communication, vendor management, contract negotiation, cost management, employee assistance, and claims resolution.	Per Plan	$636 ___________ Market – IMC’s charge from UHC was $12/employee/plan

Pension, Retiree Health, and Medicare D Administration

Administration of pension plan, including pension plan design, communication, actuarial analysis, funding, accounting, government reporting, and employee and pensioner assistance. Administration of legacy IMC retiree health, life, and dental plans, including retiree premium collections for said plans, ASO billing, and communication and retiree assistance. In addition, administration of EDL, LTD, and PTD participants Health and Welfare payments is via the legacy IMC retiree admin system.

Administration of Medicare Part D Retiree Drug Subsidy program, including acting on Mosaic’s behalf to perform RDS duties required for the subsidy program, such as role of Account Manager.

		Per Employee and Pensioner Participant	$44.52 ___________ Market: Mercer/ADOP $35 - $50

Service	Definition	Pricing Basis	Price

401K – Hires and Terminations	Support enrollment of new hires into the plan and payout of terminated employee’s accounts.	Per Hire or Termination	$9.54 Vanguard pass through cost

401k – Account Maintenance	Collect, validate and transfer contribution, withdrawal and loan info to and from Vanguard, Vendor and product management. Participants may include active employees, former employees, retirees and alternate payees	Per Plan Participant	$14.84

Enrollments Keyed by Benefits Staff	Manual keying of enrollment forms from the locations for new hires, life events, and transfers.	Per Transaction	$12.72

COMMON SERVICES

Service	Definition	Pricing Basis	Price

HR Direct Dial	HR Call Center team equipped to correctly answer benefits related questions specific to Mosaic. Mosaic employees are able to speak directly to a live HR Direct Dial customer service representative by calling 1-877-366-9696 (toll-free) (available Monday through Friday from 7 AM to 6 PM CST). (Minneapolis area employees, call 952-742-9696).	Cost is included in transactional service price. There is not an additional cost for these services.

HR Direct Online	Mosaic employees can log onto the HR Direct Online website which is available 24 hours a day, seven days a week, except during scheduled maintenance periods.

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price

Benefits Consulting	Provides Mosaic expertise and advice on plan design and funding arrangements, assists in due diligence requests, monitors and recommends plan revisions to ensure compliance with existing and new legislation, to align with market trends and to ensure cost effectiveness. This service category includes Fee-For-Service activities provided because of a particular business unit's requirements. The number of hours to perform the activity are billed each month based on actual usage.	Per Hour (Actual rates vary based on the resource assigned)	$143.10 avg. ___________ Market: Watson Towers Marsh $175 - $500

Ongoing Mosaic Specific Exceptions	Benefits department support for non-standard benefits related work, for example: Support of the Mosaic pension administration system and UHC administration including RX and FSA.

2. Cargill’s Commitment to and Expectations of Mosaic - Benefits

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Benefits Communication	Benefits communications will be delivered ongoing and adhoc. Will be Mosaic specific, will be reviewed by Mosaic Benefits before publication, and will contain accurate information regarding Mosaic benefits. Communications will include: SPD’s where Cargill and Mosaic share the contract, Open enrollment, Total Comp statements, etc. There may be emergency situations where communications need to go out without proper approval from Mosaic.

Minor Benefit structure or design changes must be provided to Benefits dept at least one month in advance (Example Pension level change following union contracting).

•       If Mosaic wishes to make a non-complex benefit change to be effective mid-year, Mosaic will give the SSC three months advance notice.

•       If Mosaic wishes to make a non-complex benefit change to be effective January 1, Mosaic will give the SSC four months advance notice.

•       If Mosaic wishes to make a complex benefit change, Mosaic will give the SSC five months advance notice.

•       A non-complex change is one that requires nothing more than changing values, rates or parameters in existing PeopleSoft tables and minimal, if any, system testing.

•       A complex change is one that requires I/T skills and resources. It may require new or modified files to vendors. It likely requires system testing before being put into production.

•       Special situations need to be collaborated with the Benefits dept. (Example: Layoff where manual pay lines needed to be keyed for employees’ benefits upon their return to work. Annual allocation calculation). Scope and timeframe of project should be agreed upon prior to decision being made.

•       Advise HR Direct on any mass communications being sent to employees.

Welfare Benefits Employee Administration	Unless directed by Mosaic to do otherwise, we will administer Mosaic benefit plans according to the SPD’s and in compliance with DOL regulations.

Mosaic should emphasize HR Direct as first point of contact for any employee benefit issues.

Mosaic needs to communicate and champion for employees to update and maintain phone numbers and addresses on the PeopleSoft system.

Service	Commitment to Mosaic	Expectations of Mosaic

Welfare Plan Administration	We will leverage Cargill and Mosaic’s combined purchasing power for our mutual benefit. When possible we will enable Mosaic to share the benefits of Cargill’s size and scope for preferred pricing and contract terms. We will audit Mosaic’s portion of premium payments to vendors for accuracy. We will be responsible for eligibility interfaces and claim reports from vendors.	Mosaic Benefits manager should understand and have a complete working knowledge of their benefits programs. Any outside benefits vendor contact should be coordinated with Cargill Shared Services.

Pension, Retiree Health, and Medicare D Administration	If a retiree is in Cargill’s pension plan we will pay them on time and the correct amount. For those for whom we are billing (legacy IMC retirees), we will collect and audit payments so Mosaic receives their full amount due to them. ASO billing payment requests are submitted timely.	Mosaic is the fiduciary and the Benefits dept is Mosaic’s agent. Mosaic must provide timely notice of retiree health plan changes so Retiree Drug Subsidy Program requirements (such as actuary review and attestation) can be met and sufficient time is given to allow Benefit dept to meet RDS application deadline.

401K – Hires and Terminations	To facilitate the timely enrollment of new hires and the timely and accurate payout of terminated employees.	Data to be keyed within 5 days of the event.

401k – Account Maintenance	We will reconcile the transactions between Vanguard and Mosaic with each pay run. Regular status calls are held with record keeper to discuss any out-of-balance situations.	Notify us of any unusual payroll activities such as cancelled checks. Prompt signoff on things needing approval.

Enrollments keyed by Benefits staff	Keying will be done within 10 days of receipt of paper forms.	Employees should use on-line enrollment for new hire benefits and/or life events (birth, adoption, marriage and divorce). Paper enrollment forms should not be used for any of these events.

COMMON SERVICES

HR Direct Dial	Direct Dial is available Monday through Friday 7:00 AM to 6:00 PM CST “(except on Cargill U.S. Holidays)”. The call center representative will resolve benefits questions or they will connect the client with someone who can answer their question.	Mosaic is responsible for updating HR Direct Dial on issues that might generate calls such as benefits changes or plant closures. Any correspondence that instructs employees to call HR Direct Dial with questions should be forwarded to HR Direct Dial before being sent to employees.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Benefits Consulting	To provide Mosaic with an estimation of hours and the actual rate per hour for special projects.	Decision on implementation for special projects within 5 business days of benefits proposal.

Ongoing Mosaic Specific Exceptions	Review and acceptance of Exceptions Report at the annual meeting.	Review and acceptance of Exceptions report at the annual meeting.

3. Roles and Responsibilities - Benefits

	Process	Cargill	Mosaic	Comments

1	Plan fiduciary		X

2	Plan design recommendation	X

3	Plan design decisions		X

4	Employee deduction recommendations	X

5	Employee deduction decisions		X

6	Gross premium recommendations	X

7	Gross premium decisions		X

8	COBRA rate recommendations	X

9	COBRA rate decisions		X

10	COBRA/HIPAA notices		X	Health outsourced to UHC - 07/01/06 Cargill

11	COBRA billing and collection	X

12	Retiree billing and collection	X

13	Health and dental claim adjudication			Outsourced to UHC or MetLife

14	Health and dental claim appeals		X	UHC or MetLife to handle appeals. UHC is the claims fiduciary

15	Life insurance claim processing	X

16	Evidence of insurability processing	X

17	Benefit processing for LTD	X		John and Kerry

18	LTD claim processing - Salaried (CCN)	X		Hartford under Cargill plan design

19	LTD claim processing - Union (IMC)	X Effective 1/1/06		Hartford

20	LTD claim processing – Union (CCN)	X		Prudential

21	LTD claim processing – former IMC salaried	X		Hartford

22	New hire benefit enrollment	X		Employee’s enroll on HR Direct

23	New Hire communications		X

24	Life event benefit changes	X

25	Life event appeals		X

26	Open enrollment admin	X

27	Communications	Shared	Shared	SSC initiates Mosaic reviews, approves, and distributes

28	IRS Form 5500	Prepare	Sign and file	SSC does welfare plans – Mosaic does pension

29	Summary Annual Reports	Prepare and distribute if SSC prepares Form 5500	Owner

	Process	Cargill	Mosaic	Comments

30	Audits	Support	Vendor relationship and signoff

31	401k admin	X	Owner	Vanguard record keeper

32	Plan design recommendation	X

33	Plan design decisions		X

34	Pension admin	Cargill plans	Former IMC plans	IMC plans outsourced to Hewitt

35	FSA admin	Enrollment and deductions

36	Evaluate claim experience	Shared	Shared

37	Medical child support orders	Process	Owner

38	Vendor contracting	For shared plans	For Mosaic-only plans

39	401k determinations for hardship, disability, DROs and death payments	For issues outside Vanguard’s scope		Outsourced within boundaries

40	Domestic relations orders for pension plans	For Cargill plans	For former IMC plans

41	Write/Amend plan documents	For shared plans	For Mosaic-only plans

42	Write/Revise SPDs	For shared plans	For Mosaic-only plans

43	FAS 106 and FAS 112 compliance		X

44	HIPAA privacy official		X	Dave Wessling

45	HIPAA security official		X

46	Web site content		X

47	Executive Life	Support/Process	Ownership and compliance	Bill and collect monthly premiums

48	FAS 87 coordination	For former CCN employees	For former IMC plans

49	Process health premium reimbursements to retirees	X

50	Payments to vendors	Generate supporting documentation	Make payments

51	Nonqualified deferred comp plan admin	X		Includes deferrals on: Director’s fee, employee earnings, and employee bonus and restoration of match and NEC on limits: 402(g), 401(a)(17), and 415 limit (annual additions).

52	Medicare Part D admin	X		Includes acting on Mosaic’s behalf to perform RDS duties required for the subsidy program, such as role of Account Manager.

COMPENSATION	Appendix 2

1. Service Definitions and Pricing

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price
Consulting	Mosaic requests assistance from Cargill Compensation employee to provide expertise and advice in the area of executive compensation. Services provided may include compensation strategy development, incentive plan design and modeling, salary structure/market range/zone development, option grant process, and market trends analysis for executive compensation	Consultant / Per Hour Analyst / Per Hour Manager / Per Hour Dave Ferris / Per Hour	$169.60 $106 $212 $318

*  Compensation is billing for services at an hourly rate based on actual time to perform the work. Mosaic estimates they will need 10% or less of 1 FTE’s time during the fiscal year. The charge rate is all-inclusive and reflects the estimated cost of personnel, technology, operating support and supplies, and infrastructure.

2. Cargill’s Commitment to and Expectations of Mosaic - Compensation

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Consulting

•       A Compensation Representative will be identified for them to contact with questions/requests.

•       Mosaic will be kept informed of the status of requests including the expected completion date of the request.

•       Mosaic will be notified if Compensation does not have the resources available to complete their request.

Given Mosaic estimates they will need 10% or less of 1 FTE.

•       Mosaic needs to discuss with their Compensation Contact if they have a request that they expect will take more than a half-day to complete.

•       A discussion will be held on whether or not Compensation believes they can complete the request within the timeframe that Mosaic has outlined

Employee Assistance Program (EAP) – WorkLife Solutions	Appendix 3

1. Service Definitions and Pricing

TRANSACTIONAL SERVICES

Service	Definition	Pricing Basis	Price

External EAP Service Access

•        Purpose: A multi-faceted help system to address personal, family and workplace issues that if left unresolved may negatively impact performance or attendance

•        Scope: All part time and full time benefit eligible U.S. employees and their families.

•        Vendor Features: Outsourced through ComPsych; Professional; Confidential; Voluntary; Pre-paid; Telephonic, on-line (password protected) or in-person (up to four sessions); preferred providers in many locations; easy access

•        Internal Support Cargill coordination and consultation with critical incidents, Drug & Alcohol and Violence policy education

•        Focus Areas: Counseling, legal and financial guidance, family care resources.

		Per Employee	$25.44/year ___________ Market: FGI DOR $26.64/Per Employee

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price

Consulting and Training	Consulting and training provided by Keith Tvedten. Examples of the service include: • Workplace violence training • Drug and Alcohol training • Provide demonstration of WorkLife Solution tools	Per Hour	$106 ___________ Market $150-250 ComPsych

2. Cargill’s Commitment to and Expectations of Mosaic – Employee Assistance Program

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

External EAP Service Access

•       The WorkLife Solutions Manager will address issues with the EAP vendor and get back to Mosaic within 48 hours based on their availability (one person department).

•       Drive utilization to the 8% level by providing adequate communication tools and ensuring access to resources.

Provide adequate information to employees, e.g., wall posters, during orientation, etc. to ensure employees are aware of the service and how to use it.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Consulting and Training	Training will be tailored to Mosaic (Mosaic logos, etc.) After each session feedback will be offered to each participant. The feedback results will be sent to Mosaic Management

GLOBAL MOBILITY	Appendix 4

1. Service Definitions and Pricing

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price
Consulting Services	Additional consulting provided beyond the standard service requirements, or for work done related to assignments that do not materialize. Also for one time support provided for temporary assignments and localizations where on going support is not provided. Time involved in preparing any ad hoc reports as requested.	Per Hour	$159 __________ Market: Deloitte and Touche - $300-$500/hr

Consulting Policy & Tax	Additional consulting provided beyond the standard service requirements for policy and tax compliance by senior members.	Per Hour	$318

Expatriate Assignment - Begin	Provide support for assignment origination including working with management to design appropriate package, assessing tax issues with new assignment, and conducting employee briefing. Transfer employee information to host country. Make necessary adjustments to home country payroll and benefits. Coordinate logistics related to employee’s home country assets	Per Assignment	$3,498 __________ Market $3,500-$8,000

Expatriate Assignment - End (Option Holder)	Provide support for assignment repatriation process including coordination of logistics, transfer of employee information from host country, and necessary payroll and benefit adjustments. Includes ongoing post assignment support for tax compliance/equalization as necessary.	Per Assignment	$4,770

Expatriate Assignment - End (Non-Option Holder)	Provide support for assignment repatriation process including coordination of logistics, transfer of employee information from host country, and necessary payroll and benefit adjustments. Includes on going post assignment support for tax compliance/equalization as necessary.	Per Assignment	$3,180

ONGOING ADMINISTRATION

Service	Definition	Pricing Basis	Price
Option Holder	Provide on-going support for assignment including maintenance of employee information between home and host countries, maintenance of payroll and benefits, compensation and tax compliance/equalization, local legal and tax support, employee and family support, and appropriate corporate reporting requirements.	Per Assignment	$6,042

Non-Option Holder	Provide on-going support for assignment including maintenance of employee information between home and host countries, maintenance of payroll and benefits, compensation and tax compliance/equalization, local legal and tax support, employee and family support, and appropriate corporate reporting requirements.	Per Assignment	$3,922

Americas Region- Non U.S.	Provide limited level of support for intra Americas Region assignments not involving the U.S. Support includes monitoring of pay package elements, pay package adjustments, and on going support for employee and family.	Per Assignment	$1,802

Localization - Expatriate and Direct	Coordinate localization activities between home and host countries. Assess immigration requirements. Assess impact on employee retirement benefits. Ensure compliance with all tax reporting requirements. Provide proper documentation for the employee records in the old country, the new country, and provide for a central repository of information about localizations.	Per Localization (Up to 15 hours)	$2,120

Temporary Assignment • Begin	Provide assistance with establishing assignment terms. Assess immigration requirements. Ensure compliance with all tax reporting requirements. Coordinate documentation requirements and maintenance of employee benefits. Monitor assignment length and adjust assignment terms as necessary.	Per Assignment	$2,120

• Ongoing	Provide on-going support for assignment including maintenance of employee information between home and host countries, maintenance of payroll and benefits, compensation and tax compliance and equalization, local legal and tax support, employee and family support and appropriate corporate reporting requirements.	Per Assignment	$1,590

3121L Agreements	Coordinate and Report (filling of US form W2C) United States social security wages for U.S. citizens and green card holders paid by Cargill international affiliates that have a 3121L Agreement filed with the U.S. Internal Revenue Service.	Per Agreement	$318

Swiss Certificates Processing	Report and reconcile total remunerations applicable to U.S. out-bound expatriates on assignment to Switzerland in accordance with Swiss income tax reporting requirements. This includes reconciliation of the U.S. W2 to Swiss standards, tracking retained hypothetical taxes and reporting remunerations on Swiss Certificate of Payment.	Per Certificate	$318

2. Cargill’s Commitment to and Expectations of Mosaic – Global Mobility

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic
Consulting Services	Global Mobility will provide an accurate turn-around time depending on the type of consultation work and Mosaic will be advised at the time the request is received.	Provide as much lead-time as possible to ensure expectations can be met.

Expatriate Assignment - Begin	The actual assignment move will depend on the work permit; however, the minimal notice period from Mosaic to Cargill should be 3 months for any new assignment. Finalized document to be provided closer to assignment start date.	Draft of Assignment Letter, pay package and cost estimate to be provided within 3 weeks of request and completion of One-Step form by Mosaic. Understand realities of the assignment process and provide adequate lead-time. Set realistic expectations with expatriates and business units.

Expatriate Assignment - End (Option Holder)	Cargill to update US Payroll record and send communication to expatriate to assist with repatriation process within 1 month of notice of repatriation.	Mosaic to notify Cargill two - three months prior to repatriation, and to provide repatriation documents (see roles and responsibility documents).

Expatriate Assignment - End (Non-Option Holder)	Cargill to update US Payroll record and send communication to expatriate to assist with repatriation process within 1 month of notice of repatriation.	Mosaic to notify Cargill two - three months prior to repatriation, and to provide repatriation documents (see roles and responsibility documents).

ONGOING ADMINISTRATION

Service	Commitment to Mosaic	Expectations of Mosaic
Ongoing Administration • Option Holder	The changes will be implemented on the following payroll period by the Global Mobility department in the US payroll department, communication with updated pay packages will be sent to expatriates to advise of new salary, hypothetical taxes, and change other changes on the pay packages.	Mosaic to notify Cargill Global Mobility one week prior to the US BU payroll cut-off dates of any assignment changes (salary increase, family size, billing code…).

• Non-Option Holder	The changes will be implemented on the following payroll period by the Global Mobility department in the US payroll department, communication with updated pay packages will be sent to expatriates to advise of new salary, hypothetical taxes, and change other changes on the pay packages.	Mosaic to notify Cargill Global Mobility one week prior to the US BU payroll cut-off dates of any assignment changes (salary increase, family size, billing code…).

• Americas Region - Non U.S.	Global Mobility will update pay package and communicate changes to the expatriate and host country HR on the next payroll cycle, please note that most Non-US regions are on a Monthly payroll, therefore, request must be received by Global Mobility prior to the 5th of each month.	Mosaic to notify Cargill Global Mobility of salary changes, family size changes and other assignment maintenance items.

ONGOING ADMINISTRATION

Service	Commitment to Mosaic	Expectations of Mosaic
Localization • Expatriate	Cargill Global Mobility will review the localization requirements; provide feedback. A localization letter will be completed and presented to Mosaic HR and Expatriate within 3 months of notice of localization.	Mosaic is responsible for making the final decision on assignment.

• Direct	Cargill Global Mobility will review the direct localization requirements according to policy and provide feedback to Mosaic. Draft of Localization Letter to be provided within 3 weeks of request and completion of One-Step form by Mosaic. The actual assignment move will depend on the work permit; however, the minimal notice period from Mosaic to Cargill should be 3 months for any new assignment. Finalized Localization Letter will be provided closer to assignment start date.	Mosaic is responsible initiating the direct localization request and completing the One-Step form.

Temporary Assignment Administration	Provide assistance with establishing assignment, reviewing tax impact and making recommendation to Mosaic within 1 month of notice. Assignment should not be expected to start for at least 2- 3 months, as work permits and special tax treatment need to be reviewed.	Must give Global Mobility one month lead time.

3121L Agreements and Swiss Certificate Processing	These services are performed on an annual basis based on required needs. This is a special on demand service.	Mosaic must advise Cargill if they enter into any 3121L agreements in any foreign locations.

3. Roles and Responsibilities – Global Mobility

Service Name	Cargill	Mosaic	Comments
Consulting Services - Policy, Tax and General	Notification or request for approval to provide consulting services above the standard services.	Provide approval for services and to request services.	Use of standard Cargill expatriate reports, if custom reports are required would be additional fee outside of annual assignment fees.

Expatriate Assignment - Begin	Cargill Global Mobility will notify E&Y of tax authorized employees. US outbound expatriates will be on Cigna Int’l Benefit program (Cargill’s standard expatriate benefit program), TCN’s and Headquarters based employees will be on the Int’l benefit plan. Assignment Administration can be done via the use of our Expatriate Software System. Engage outside providers on Mosaic behalf to provide relocations, language training and cultural training, tax return preparations and tax equalizations. Cargill to provide recommendations into Assignment related issue but Mosaic to make final decision. Cargill will provide assignment letters, draft pay package, cost estimate and update US PeopleSoft payroll for assignment changes.	Use of Cargill Global Mobility Policies (Expatriate, Short-term and Localization) and three pay templates (balance sheet, modified balance sheet and host peer), and cost estimates. Advance notice on expatriate assignments - a two - three month notice. Provide employee and assignment demographic information (legal name, charge location, salary grade, work location....), completion of One-Step form. Mosaic to use Mosaic Legal Group for work permit, and to keep Cargill Global Mobility advised of work authorization status and approval of work permit during assignment begin phase and actual begin date of assignment. Mosaic to make final decision on assignment issues and questions. IF relocation to the US, Mosaic will need to complete US benefit form enrollment, if US Outbound assignment expatriate will be enrolled in Cigna Int’l Benefit program by the Cargill Global Mobility group.	Mosaic Locations (US and foreign) are expected to provide compensation information related to expatriates for completion of home and host country tax returns. Mosaic non-US location will be required to work with E&Y to provide appropriate information for host country tax returns preparation. Mosaic to provide contact information for HR representatives that have Expatriates working in the location. Mosaic Expatriates are to be in compliance with requirement of the expatriate policy.

Service Name	Cargill	Mosaic	Comments
Expatriate Assignment - End Option Holder	Cargill Global Mobility to end expatriate assignment, adjust US payroll record, provide relocations, house hold goods, temp living, tax return preparation and tax equalization for last year of assignment.	Mosaic to advise of employee repatriation and provide (repatriation locations, date, job title, salary grade, new billing code, new salary and salary band information). Mosaic to complete new domestic benefit enrollment for repatriation assignments.	Mosaic to notify Cargill Global Mobility if Expatriate receives any deferred bonus, bonus or options payments after repatriation that were earned while on assignment. This is required to determine if any additional tax filing is required in home and host country.

Expatriate Assignment - End Non-Option Holder	Cargill Global Mobility to end expatriate assignment, adjust US payroll record, provide relocations, household goods, temp living, tax return preparation and tax equalization for last year of assignment.	Mosaic to advise of employee repatriation and provide (repatriation locations, date, job title, salary grade, new billing code, new salary and salary band information). Mosaic to complete new domestic benefit enrollment for repatriation assignments.	Mosaic to notify Cargill Global Mobility if Expatriate receives any deferred or bonus payments after repatriation that were earned while on assignment. This is required to determine if any additional tax filing is required in home and host country.

Ongoing Administration: Non Option Holder	The Cargill Global Mobility department will implement the changes in both Expatriate pay packages and US payroll. Use of Cargill Standard Equalization program and tax services to be provided by Ernst and Young.	Notify Cargill Global Mobility of any special payment request for expatriates (bonus, options, family size changes, benefit changes, billing codes, salary grades…) any US PeopleSoft adjustments.	Mosaic Locations (US and foreign) are expected to provide compensation information related to expatriates for completion of home and host country tax returns. Mosaic non-US location will be required to work with E&Y to provide appropriate information for host country tax returns preparation. Mosaic to provide contact information for HR representatives that have Expatriates working in the location. Mosaic Foreign locations to implement payment changes that are submitted by Cargill Mobility Department and track country reporting.

Service Name	Cargill	Mosaic	Comments
Ongoing Administrations: Option Holder	The Cargill Global Mobility department will implement the changes. Use of Cargill Standard Equalization program and tax services to be provided by Ernst and Young.	Notify Cargill Global Mobility of any special payment request for expatriates (bonus, options, family size changes, benefit changes, billing codes, salary grades...) any US PeopleSoft adjustments.	Mosaic Locations (US and foreign) are expected to provide compensation information related to expatriates for completion of home and host country tax returns. Mosaic non-US location will be required to work with E&Y to provide appropriate information for host country tax returns preparation. Mosaic to provide contact information for HR representatives that have Expatriates working in the location. Mosaic Foreign locations to implement payment changes that are submitted by Cargill Mobility Department and track country reporting.

Ongoing Administrations: Americas Regions -NON-US	The Cargill Global Mobility department will implement the changes. Use of Cargill Standard Equalization program and tax services to be provided by Ernst and Young.	Notify Cargill Global Mobility of any special payment request for expatriates (bonus, options, family size changes, benefit changes, billing codes, salary grades…) any US PeopleSoft adjustments.	Mosaic Locations (US and foreign) are expected to provide compensation information related to expatriates for completion of home and host country tax returns. Mosaic non-US location will be required to work with E&Y to provide appropriate information for host country tax returns preparation. Mosaic to provide contact information for HR representatives that have Expatriates working in the location. Mosaic Foreign locations to implement payment changes that are submitted by Cargill Mobility Department and track country reporting.

Service Name	Cargill	Mosaic	Comments
Localization - Expatriate and Direct	The Cargill Global Mobility department will implement the changes. Use of Cargill Standard Equalization program and tax services to be provided by Ernst and Young.	Use of Cargill Standard localization policy. Advance notice on localizations - a two - three month notice. Provide employee and assignment demographic information (legal name, charge location, salary grade, work location....) and completion of one-step form for direct localizations.	Mosaic to work with Mosaic Legal council to work on permit residency and work authorization. Mosaic to advise Global Mobility of status of work authorization and permit residency during assignment phase and to advise of approval by Mosaic Legal Council.

3121L Agreements and Swiss Certificates	Cargill Global Mobility will prepare the US W2 if required for 3121L agreement countries. Cargill will also provide Ernst & Young with a Mosaic Swiss Certificate if Mosaic has any US Expatriate working in Switzerland.	Mosaic needs to advise if they have any 3121L agreements in place. Mosaic will need to provide the compensation information for the preparation of the US W2, for US citizen working in countries that have a 3121L agreement in place.	Ernst & Young will prepare only tax returns for active expatriate population. If a 3121L agreement exist within Mosaic, the employees are responsible for filing their own tax return.

HR FINANCE	Appendix 5

1. Service Definitions and Pricing

TRANSACTIONAL SERVICES

Service	Definition	Pricing Basis	Price

Amended State/Local Return	Creating and filing an amended state/local tax form. Must be created for each entity that incurs W2C corrections. Amend State and /or local tax jurisdiction payroll tax withholding returns. Amendment would be due to change in employees prior year or quarter reported earnings and/or taxes	Per Return	$212

Amended Tax Form 941	Amend Federal Tax form 941. Amendment would be due to change in employee's prior year or quarter reported earnings or taxes.	Per Form	$530

New Tax Entity • 10-day Notice	Covers the effort to set up new Tax Entity and the cost we incur form our Third Party tax filer. Set up reporting for new tax entity with ADP and tax jurisdictions. This includes acquiring new account numbers from various tax jurisdictions.	Per Set Up	$1,060

• Rush	Covers the effort to set up new Tax Entity and the cost we incur form our Third Party tax filer. Third party filer charges higher fee for rush orders. Set up reporting for new tax entity with ADP and tax jurisdictions. This includes acquiring new account numbers from various tax jurisdictions - RUSH	Per Set Up	$1,590

W2-C Creation	Creating a corrected W2 for a prior tax year. Create W2c to amend an employee’s earnings, taxes, or any other incorrect information reported on a prior year W2.	Per W2-C	$53

Social Services Requests	$4.00 per social services request for a Mosaic employee. This cost simply covers the charge from our outside vendor to respond to these requests.	Per Social Services Request	$4.24

Accounting Detail Report / Net Check Recap Report	After every payroll run, provide 2 reports to Mosaic 1. Accounting detail for that payroll. 2. Net check recap that recaps net check $$ and errors by Mosaic company for that payroll run.	Per Payroll Run	$53

COMMON SERVICES

Service	Definition	Pricing Basis	Price

Finance Support

HR Finance handles the below transactions as part of the overall payroll/benefits administration service provide to Mosaic:

•        Remits all payroll taxes to the proper tax authority as required per the laws of the taxing jurisdiction.

•        Processes Employee United Way contributions

•        Processes Employee 401(k) contributions (both regular and catch-up)

•        Processes Employee 401(k) loan payments

•        Processes Employee garnishment and child support deductions

•        Support Pay Cards issued by Mosaic

•        Provides supporting accounting detail report to support payroll interface.

•        Provides details of monthly SSC billing.

Included in prices billed by Payroll and Benefits

General Ledger Maintenance	HR Finance loads Mosaic bill code and bill code detail files.

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price

HR Finance Consulting	Consulting for specific services, advice and queries/reports not usually part of the Payroll/General Ledger	Per Hour	$90.10

2. Cargill’s Commitment to and Expectations of Mosaic – HR Finance

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Amended State/Local Return	Amended State/Local tax returns will be filed accurately and on time to ensure avoidance of penalties.	Any changes in structure that impact filing of returns (change in FEIN numbers, registering in new states, etc...) will be communicated to Cargill as soon as feasible. Mosaic will return any needed paperwork with signatures (e.g. registrations, power or attorney) within 7 working days of receipt.

Amended Tax Form 941	Amended State/Local tax returns will be filed accurately and on time to ensure avoidance of penalties.	Any changes in structure that impact filing of returns (change in FEIN numbers, registering in new states, etc...) will be communicated to Cargill as soon as feasible. Mosaic will return any needed paperwork with signatures (e.g. registrations, power or attorney) within 7 working days of receipt.

New Tax Entity • 10-day Notice	Cargill will register on behalf of Mosaic in all applicable jurisdictions. Timing of this is dependant upon the expectations of Mosaic outlined below.	Any changes in structure that impact filing of returns (change in FEIN numbers, registering in new states, etc...) will be communicated to Cargill as soon as feasible. Mosaic will return any needed paperwork with signatures (e.g. registrations, power or attorney) within 7 working days of receipt.

• Rush	Cargill will register on behalf of Mosaic in all applicable jurisdictions. Timing of this is dependant upon the expectations of Mosaic outlined below.	Mosaic will return needed registration paperwork within 2 days of receipt on rush requests.

W2-C Creation	W2Cs will be created for all individuals within 10 working days of notification of the error.	Any changes in structure that impact creation of W2’s or W2C’s (change in FEIN numbers, registering in new states, etc.) will be communicated to Cargill as soon as feasible.

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Social Services Requests	Social services requests will be responded to with the most accurate information that we have provided to us. If there is a request we cannot fulfill, we will contact Mosaic to determine next steps. Upon request, Cargill will provide Mosaic a report from TALX, our outsourced vendor, detailing the number of requests fulfilled.	Mosaic will advise Cargill of any issues relating to social services requests.

Accounting Detail Report / Net Check Recap Report

Accounting detail report and net check recap will be sent to Mosaic within two days following a payroll run.

When accounting errors occur (accounting entry not generated due to a lack of mapping set-up), HR Finance will communicate with Mosaic on the issue and come to a resolution

Mosaic will provide Cargill (specifically our HR Finance GL Accountant) with an updated contact list for payroll issues- including who has authorization to see confidential payroll information. HR Manager will approve this contact list. This list will be updated as appropriate and communicated to Cargill.

Mosaic will review payroll information within 30 days of receipt and any issues will be communicated to Cargill within the same timeframe.

Cargill is responsible to provide Mosaic the payroll information.

Mosaic is responsible for the accuracy of their accounting detail- including the timely balancing of all applicable balance sheet accounts and bank accounts.

COMMON SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Finance Support

All appropriate contributions/deductions will be paid to appropriate party by due date. The invoice to Mosaic for applicable contributions/deductions will be processed and sent to Mosaic within 2 days following a payroll run.

By –2 of the month, all SS billing support will be provided to Cargill Financial reporting (for invoicing purposes) and to Mosaic for support.

Mosaic will remit payment for contribution/deduction invoice within 3 working days following receipt of invoice.

Cargill is responsible to provide Mosaic payroll information, however Mosaic is responsible for the accuracy of their accounting detail- including the timely balancing of all applicable balance sheet accounts and bank accounts.

General Ledger Maintenance	All bill code and bill code detail load files will be uploaded and processed by the payroll run following receipt of the load files from Mosaic.

All bill code/bill code detail changes will be provided to Cargill HR Finance on the proper specified format.

Cargill will load information provided by Mosaic for bill code/bill code detail updates within timeframe stated above.

Mosaic is responsible to insure proper accounting set-up and monitor all applicable general ledger accounts.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

HR Finance Consulting	Cargill will review Mosaic’s requests and communicate within 2 days any issues on data requested, timelines, etc…with Mosaic requestor.	Requests from Mosaic will contain specifics on information requested, timelines, and be sent by authorized Mosaic individual.

HR I/T	Appendix 6

1. Service Definitions and Pricing

TRANSACTIONAL SERVICES

Service	Definition	Pricing Basis		Price
Application Security Administration	Administer security for HR Direct, Report to Web and other HR applications.

Application and Interface Support

Applications considered within scope of this agreement:

•        PeopleSoft HR

•        PeopleSoft Benefits

•        PeopleSoft Payroll

•        PeopleSoft Manager and Employee Self Service.

•        Report to Web

•        Retiree Management System (custom developed application)

		Under 250 Employees 250 – 2,500 Employees Over 2,500 Employees Pensioners Non-Pensioned Retirees/ Inactive Employee PeopleSoft “Core” Access	Per Active Employee Per Active Employee Per Active Employee Per Pensioner Per Inactive Employee Per User ID/Year	$62.81 $60.16 $57.77 $27.57 $ 5.30 $ 424

Interfaces considered in scope of this agreement:

•        Bank One - US Direct Deposit

•        Bureau of Labor Statistics

•        Canada Savings Bond

•        Canadian Employment Equity

•        Clark Consulting

•        EEO – 1

•        Kronos to PeopleSoft

•        Merrill Lynch Stock Options

•        MetLife Dental

•        Minnesota New Hire

•        Payformance Check Printing

•        PeopleSoft to Kronos

•        PeopleSoft to Oracle General Ledger

•        TD Bank - Canada Direct Deposit

•        United Health Care Flex Spending Accounts

•        United Health Care Medical

•        Vanguard - 401K

•        VETS 100

•        VSP Vision

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis		Price
Report Writing	• Create HR, Payroll, and Benefits reports and queries • Set up and administer regularly scheduled reports • Assist HR employees in writing queries	Report Runs Query Development -Standard Query Development -Standard Report Development –Complex Report-to-Web Access	Per Report Run <2 hours >2hours Per Hour Per User ID/Year	$53 $132.50 $90.10 $90.10 $159

Application Development (Consulting)

•        Online, interface and report development and enhancements

•        Defect analysis and resolution

•        Software change control management

•        Application of PeopleSoft enhancements, upgrades and fixes

•        Quality assurance testing

•        Coordination of infrastructure upgrades

		Per Hour (Consulting/Programming) Per Request (Batch Loads)		$90.10 $212

Application Security Ad Hoc Work

•        Set up and modify PeopleSoft department structure when acquisitions or re-organizations occur

•        Create and/or modify PeopleSoft security roles

•        Create and/or modify Report2Web security or configuration

2. Cargill’s Commitment to and Expectations of Mosaic – HR I/T

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Application and Interface Support

•       The HR Direct on-line system is continuously monitored between 7:00 AM CST and 6:00 PM CST for availability and performance.

•       Automated monitoring informs the HR I /T on-call individual via pager if the on-line system becomes unavailable during this time or if on-line response time exceeds 60 seconds. If incident cannot be resolved within 30 minutes, an email notification is sent to the Mosaic customer service rep.

•       All interfaces (referenced in Section 1, Application & Interface Scope) are processed using an automated scheduling and monitoring application. An unsuccessful interface completion results in a page to the on-call individual. If the issue cannot be resolved by 7:00 AM CST, the Mosaic customer service representative is notified of the incident status and an estimated resolution time.

•       All Mosaic interfaces will be delivered to the designated trading partner by 7:00 AM CST.

•       All application and interface incidents are categorized and resolved basis the incident definitions listed below.

•       Note: If problem resolution requires vendor assistance, Corporate HR I/T will do its best to meet the SLA targets for providing a relief or workaround as our vendor agreements do not provide a guaranteed resolution time.

•       If a problem resolution requires Cargill IT Services assistance, Corporate HR I/T will do its best to meet SLA targets for providing a relief or workaround as per the resolution times in the agreements Corporate HR I/T has with Cargill IT Services.

•       All HR Direct security related incidents are resolved in accordance with the incident definitions below.

•       To ensure best service Mosaic must notify HR Direct Dial of any HR application incidents as soon as they are known.

•       If necessary, Mosaic technical and/or functional resources must be available to assist with incident resolution.

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Application Security Administration	All HR Direct security related incidents are resolved in accordance with the incident definitions in appendix C.

•        To ensure best service Mosaic must notify HR Direct Dial of any HR application security incidents as soon as they are known.

•        If necessary, Mosaic functional resources must be available to assist with incident resolution.

•        All requests for user security modifications and application security incidents must be made by authorized Mosaic requestors using the HRIT Security website:

http://hrsecurity.cargill.com/HR/security.nsf.

•        User setup requests are processed within 5 days of receiving required approval.

•        Security requests that are not user setup are considered ad hoc security requests. This service is described in the Client Driven HRIT Services section.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic
Report Writing	• Contact requestor within 1 business day of request submission and establish completion date • Complete request within agreed upon timeframe.

•        All requests for report/query development must be submitted using the Report Request Form on the following link:

http://www.int.cargill.com/hr/quest/about_hr/ peoplesoft_reporting_tools.htm

•        Requestors must be available to validate report results upon request.

Application Security Ad Hoc Work

•        Contact requestor within 5 business days of request submission and establish completion date.

•        Complete request within agreed upon timeframe.

•        Complete required change control process using via TIL.

•        All requests for application security ad hoc work must be submitted using the HRIT Security website http://hrsecurity.cargill.com/HR/security.nsf.

•        User testing and sign-off prior to change migrating to production.

•        If necessary, communicate change to affected Mosaic users.

• Vendor Management

•        Maintain application vendor agreements between Cargill and vendor and utilize as needed.

•        Assist in initiating vendor support calls and stay in loop when vendor works directly with customer.

•        Coordinate all trading partner interfaces with Cargill EAI group.

• Maintain application vendor agreements between Mosaic and vendor and utilize as needed. Include Cargill as needed for technical input for agreement.

• Financial	Manage Corporate HR I/T billing monthly and make updates/corrections as necessary.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic
Application Development Consulting

• Customer Management	• Maintain business customer representative information in the HR Systems Website. • Provide weekly status of open projects to Mosaic Customer representative.	Provide business contact information for Corporate HR I/T applications. Individual(s) should be familiar with Cargill HR Applications and Mosaic business processes.

• Scheduled Work Requests

•        Within 5 business days, respond to customer request and establish due date based on criticality and/or value creation.

•        Prioritize work requests in conjunction with Mosaic Customer Representative and Cargill HR I/T project prioritization team.

•        Provide development estimate to requestor.

•        Communicate development resource(s) to requestor.

•        Provide overall project management when required.

•        Provide and maintain a development environment that allows developers to adequately test their applications.

•        Provide and maintain a user test environment that allows users to adequately test their applications prior to moving changes to production.

•        Complete technical documentation

•        Facilitate unit/system/user testing.

•        Communicate changes to customer representative.

•        The following applies to Mosaic requested changes or existing Mosaic-only customizations. Changes that impact both Cargill and Mosaic will be requested and tested by Cargill functional resources.

•        Initiate request using HR Systems Website: http://cgea.cargill.com/HR/hrsystems.nsf

•        A minimum of 30 days lead-time is required scheduled work requests.

•        Provide business case and functional requirements using requirements template from the HR Systems website.

•        Approve project estimate.

•        Provide subject matter expert.

•        Work with Corporate HR I/T Business Analyst to provide assistance with creating test conditions for system/user testing.

•        Approve user test results and authorize software migration.

•        Communicate change to all impacted Mosaic users.

• Global Change Control

•        Notify customer representative 48 hours prior to any planned outages, maintenance, or changes.

•        As much lead time as possible will be given in the event of emergency changes to address critical 1 incidents. (See Incident Definitions)

• Communicate change to all impacted users.

INCIDENT DEFINITIONS

•	PRIORITY 1 INCIDENT: CRITICAL

Symptoms

•	User business function not available

•	No alternative available

•	Affects multiple users

•	Affects service with high business value or incident has serious financial impact

•	Requires solution to operate business

•	Affects external Cargill customer

•	Major impact, needs to be resolved quickly

Example

•	System down, application unavailable, or network failure

•	Times are 24x7 every day of year

•	Requires user (with appropriate expertise) to be available until incident is resolved

Priority 1: Critical	Call Center	Level 2 Team
Response Time	Update customer rep within 30 minutes	Respond to page within 20 minutes

Customer Rep Updates	2 hours / 4 hours / 8 hours

Relief or Workaround Applies		90% within 2 hours

•	PRIORITY 2 INCIDENT: URGENT

Symptoms

•	User business function is severely impacted

•	Global issues, that is not external customer facing

•	Alternative is available

•	Requires solution in order to operate business in a timely manner

•	Moderate impact, needs to be resolved quickly

Example

•	System, application, network degraded but usable. Client/application issues that need to be resolved within 4 hours

•	Times are 24x7 every day of year

•	Requires user (with appropriate expertise) to be available until incident is resolved

Priority 2: Urgent	Call Center	Level 2 Team
Response Time		Respond to page within 20 minutes

Customer Rep Updates	Twice per day

Relief or Workaround Applies		90% within 4 hours

•	PRIORITY 3 INCIDENT: IMPORTANT

Symptoms

•	User business function operational with minimal immediate impact/disruption

•	Incident with medium business value that needs to be resolved quickly

•	Premium support for important incidents

•	Moderate impact, needs to be resolved within 2 business days

Example

•	Remote check printer needs maintenance

•	Times are within normal business hours

•	User must be available to assist with resolution

Priority 2: Urgent	Call Center	Level 2 Team
Response Time		Respond to user within 6 business hours

Customer Rep Updates	2 business days / 5 business days

Relief or Workaround Applies		90% within 2 business days.

•	PRIORITY 4 INCIDENT: MINOR

Symptoms

•	User business function operational with minimal immediate impact/disruption

•	Incident with medium business value that needs to be resolved within a week

•	Low impact, needs to be resolved within a week

Example

•	System, application, network, or hardware degraded but usable

•	Times are within normal business hours

•	User must be available to assist with resolution

Priority 2: Urgent	Call Center	Level 2 Team
Response Time		Respond to user within 6 business hours

Customer Rep Updates	8 business days / 10 business days

Relief or Workaround Applies		95% within 5 business days.

•	PRIORITY 5 INCIDENT: SCHEDULED/WORK REQUESTS

Symptoms

•	User business function is operational

•	No impact/disruption

•	User requires schedule date

•	Low impact, resolution can be scheduled

Example

•	Enhancements, documentation, suggestions, information requests, work request for change

•	Times are within normal business hours

Priority 2: Urgent	Call Center	Level 2 Team
Response Time		Provide update to user within 5 business days

Customer Rep Updates	Miss scheduled date

Relief or Workaround Applies		Discussed and agreed upon with user

LABOR TRACKING	Appendix 7

1. Service Definitions and Pricing

TRANSACTIONAL SERVICES

Service	Definition	Pricing Basis	Price
Mosaic Custom Interface(s) & App Module Maintenance	Maintenance of Custom Mosaic Interfaces & Kronos Modules Support	Per Employee/Year	$5.30

Kronos WFC User Account Maintenance	Kronos WFC user support, e.g. includes user access to edit & approve timecards, scheduling functionality, editing & maintaining employee information, & reporting access)	Per User	$212

Kronos Time Clock Maintenance • 4500 Time Clock • 480 Time Clock	Maintenance of Kronos 480 & 4500 Ethernet time clocks paid to Kronos.	Per Time Clock Per Time Clock	$159 $132.50

Kronos WFC Standard Application Employee Maintenance - Mosaic	Maintenance of Kronos WFC software related hardware, & vendor management. (Employee electronic timecards)	Per Employee (5,000-10,000)	$21.20

Kronos WFC Accrual Application Employee Maintenance - Mosaic	Maintenance of Kronos WFC Accrual tracking software, related hardware, & vendor management. (Includes employee Vacation, Sick, or a set $ amount tracking) Kronos Accrual database - 20,000 or more Employees.	Per Employee (5,000-10,000)	$2.12

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price
Implementation services	Consulting Services that fall outside normal maintenance described under the Transactional Services section. LTSS will provide a dollar estimate, requirements, & timeline for Mosaic’s approval before charging the service. Examples of implementation services include interface updates, Kronos configuration / data changes (hardware & software), training, & adding new locations on Kronos.	Per Hour	$132.50

Report Writing Services (FY06/07 Services by Kronos)	Kronos corporation consultants write all Custom Kronos reports. LTSS will secure external Kronos resources at Mosaic’s request to write custom reports on the Kronos WFC 5.0 system. LTSS will provide a dollar estimate, requirements, & timeline for Mosaic's approval before engaging Kronos.	Per Hour	$198.75

Employee Time Clock Badges	Generic badges used by employees to record time. Badges are purchased from an external vendor.	Per Badge	*

		* Price negotiated with Kronos based on badge type and order size. Able to leverage Cargill discounts).

If Mosaic leaves Labor Tracking services, Mosaic will be responsible for ALL Cargill and Kronos Company cost associated with transitioning and/or decommissioning Kronos software, module, interfaces, and hardware. Cargill negotiated agreements with Kronos will no longer be valid for Mosaic. Mosaic will be responsible to negotiate a separate agreement directly with Kronos, Inc.

2. Cargill’s Commitment to and Expectations of Mosaic – Labor Tracking

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic
Mosaic Customer Interface(s), App Module Maintenance & Custom Kronos Reports

•        Mosaic Custom interfaces & modules include:

•        PTI Interface - Kronos WFC to PeopleSoft 146 Payroll Data Transmit Interface

•        203M / Kronos Connect Employee Download - PeopleSoft employee specific data download to Kronos WFC

•        Carlsbad Union Dues - Carlsbad Union Dues calculation & auto import to Kronos

•        AON interface - Employee & Contractor Hrs run Monthly sent to Mosaic for process

•        OT Equalization Kronos Module - Tracking employee paid & unpaid OT for proper distribution

•        Retro Pay - Retroactive Pay Calculations

•        Custom reports - Any Kronos report customized for Mosaic not delivered / part of the standard Kronos App

•        Any edits to Custom Interfaces, Kronos Modules, or Custom Report is considered outside regular maintenance & will include a dollar estimate (charge), requirements, & timeline for Mosaic’s approval

•        Any new Custom Interfaces, Kronos Modules, or Custom Report implementation is considered outside regular maintenance & will include a dollar estimate, requirements, & timeline for Mosaic’s approval

•        Any changes to Custom interfaces &/or Kronos modules will require assistance & direction from a Mosaic HR & IT resources

•        Any additional Custom interfaces &/or Kronos modules will require assistance & direction from a Mosaic HR & IT resources

Kronos WFC User Account

•        Includes modifying & replacing Kronos User Accts

•        Support on existing hardware environment (servers & database) on the Cargill Network also known as CNET

•        Kronos Mosaic Hardware is supported by CITS (Cargill’s Information Technology Services) groups

•        Any changes to current Mosaic Kronos hardware setup is considered outside regular maintenance & will include an estimate, requirements, & timeline for Mosaic's approval

•        Only Authorized Mosaic representatives can submit User Acct changes.

•        Mosaic Users network access, up to the CNET, is supported by Mosaic I/T

•        Any changes to current Mosaic Kronos hardware setup will require assistance & direction from Mosaic HR & IT resources

•        Current Number of User Accounts Purchased by Mosaic is 1150. If additional Licenses are required they may be purchased

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic
Kronos Time Clock Maintenance • 4500 Time Clock • 480 Time Clock

•        Cargill HR Shared Service team provides Mosaic time clock support remotely from Minneapolis.

•        If a time clock can’t be fixed Mosaic Clocks are under Maintenance thru Kronos. The Cargill HR Shared Service team can initiate a time clock replacement on behalf of Mosaic. Please refer to the “Kronos Maintenance Agreement” document on what Kronos Time Clock Maintenance covers & does not cover

•        Support does NOT include any external hardware / software attached to the clock

•        Any changes to current Mosaic Kronos Time Clock setup is considered outside regular maintenance & will include an estimate, requirements, & timeline for Mosaic’s approval

Please be sure to follow the steps on the “LOCATION TIME CLOCK SUPPORT” document before contacting the Cargill Shared Service team for assistance

•        Cargill HR Shared Services will need a Mosaic location contact to help resolve all time clock issue

•        All network issues (clock communication) will require assistance & possible resolution by Mosaic I/T

•        When adding or moving an existing Time Clock we will need assistance from Mosaic I/T or Mosaic Site contact

•        Additional Time Clocks & related Kronos Equipment can be purchased via Cargill HR SSC team. Please contact Cargill HR SSC for information on equipment & prices.

•        Mosaic sites are responsible for any Time Clocks or related Kronos equipment setup. Cargill SSC is available to assist remotely from Minneapolis

•        Current Number of Time Clocks Purchased by Mosaic is 253.

Kronos WFC Standard Application Employee Maintenance

•        Kronos Application support includes timecards, schedules, reports & people icons as well as related data including pay codes, labor levels, wage profiles & pay rules

•        Any changes to current Mosaic application setup or related data is outside regular maintenance & will include a dollar estimate, requirements, & timeline for Mosaic’s approval

•        Mosaic owns all Kronos data including employee information, pay codes, labor levels, wage profiles & pay rules

•        Only authorized Mosaic representatives can request data changes

•        Any changes to current Mosaic application setup or related data will require assistance & direction from a Mosaic HR resources

•        Current Number of Employee Licenses Purchased by Mosaic is 6500. If additional Licenses are required they may be purchased.

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic
Kronos WFC Accrual Application Employee Maintenance

•        Accrual Module support including updates to already programmed Accrual Rules

•        Any changes to current Mosaic Kronos Accrual setup is considered outside regular maintenance & will include an estimate, requirements, & timeline for Mosaic's approval

•        Mosaic owns all Accrual Rules

•        Only Authorized Mosaic representatives can submit Accrual additions or updates. Please refer to the “AUTHORIZED TO REQUEST CHANGES” doc for the Mosaic contact at your Location / BU

•        Any changes to Mosaic Kronos Accruals will require assistance & direction from Mosaic HR & IT resources

•        Current Number of Accrual Licenses Purchased by Mosaic is 6500. If additional Licenses are required they may be purchased.

3. Helpdesk Support / Maintenance Guidelines for Transactional Services

Service	Definition and Expectations

Help Desk Support Procedures

•       All Kronos issues should be logged with your Mosaic Helpdesk & then the Mosaic Helpdesk will submit a ticket to the Cargill HR Shared Services Team

•       Please do not email or contact LTSS persons directly & begin the request for support thru your Mosaic Helpdesk

•       Please provide the Mosaic Helpdesk with

•       Your Name & Kronos User ID

•       Detail explanation of the Issue

•       Employee Examples Affected

•       Your Contact Phone Number

•       The Mosaic Helpdesk number is 866-632-2212

•       The Cargill Shared Services team monitors tickets from 700 AM to 400 PM CST Monday thru Friday (except on US Holidays)

•       Please allow up to 24 hrs for our team to respond to a ticket. Please note that issues or requests can take more than 24 hours to resolve. A timeframe for resolution &/or workaround will be provided if requested by the Mosaic User

•       Having our team Paged by the helpdesk after hrs is available for emergency situations only. Emergency situations include:

•       Our team will respond to Paged issues within 2 hrs of receiving a page

•       Mosaic Kronos System is down & locations do not have access to the Mosaic Kronos website

•       Please confirm that the issue is not related to a Mosaic or location network problem

•       More than 25% of a locations Kronos 4500 / 480 time clocks go down & are not processing IN & OUT punches

•       Please follow the “LOCATION TIME CLOCK SUPPORT” doc for all clock issues before contacting the HR Shared Services Team

•       Locations can track time by swiping IN &/or OUT at a different clock or track time manually on paper until LTSS can resolve the issue

•       If an issue or ticket is submitted that falls outside normal maintenance, like the items listed below, LTSS will include a dollar estimate (charge), requirements, & timeline for Mosaic’s approval

•       Custom Report addition or modification

•       Custom Genies

•       Custom Interface addition or modification

•       Implementing new location or group of employees on Kronos WFC

•       Custom Kronos Module implementation or modification

•       Changes to existing setup & data in Kronos or related interfaces

•       Kronos related Hardware setup or modification

PAYROLL - MINNEAPOLIS	Appendix 8

1. Service Definitions and Pricing

TRANSACTIONAL SERVICES

Service	Definition	Pricing Basis	Price*
Paycheck Processing - Electronic	The conversion of gross pay to net pay followed by the production of a direct deposit transaction/pay advice or “hard” check, which is delivered to the employee or location in accordance with contractual deadlines.	Per Check or Direct Deposit Under 100 employees 101-250 employees 251-1,000 employees 1,001-2,500 employees 2,500+ employees Pensioned employees	U.S. $3.80 $3.03 $2.39 $1.80 $1.37 $1.37	Canada $1.18 $0.95 $0.76 $0.57 $0.43 N/A

			_______________ Market (2003) ADP $1.88/check

Paycheck Processing - Manual	The production of gross to net manually produced check, typically done to correct an error made during the normal electronic pay processing cycle. Most often a manual check is required because there is a total hours paid error generated during the normal payroll cycle.	Per Manual check	$21.20 plus Overnight delivery charge

Court Orders	The mandatory processing of garnishments, child support, tax levies, etc. Includes deduction set-up and any subsequent court ordered changes	Per Transaction	$58.30

Transactions - Simple	Simple payroll transactions that are outside of the normal gross to net payroll process. (These transactions normally take less than 15 minutes). Examples include: Billing/Account Codes, Check Handling-Special Requests, Compensation Changes, Direct Deposit, Hires, Leaves of Absence and Returns, Manual and Canceled Checks, Non-Cash Transactions, Personal Employee Information Changes, Job Changes, Hourly/Salary Transfers Stop Payments and Replacement Checks, Taxes, Terminations, Transfers-BU/Location	Per Transaction	$21.20

Transactions - Complex	Complex payroll transactions that are outside of the normal gross to net payroll process. (These transactions normally take a minimum of 15 minutes). Examples include: Company transfers, corrections, and rehires	Per Transaction	$137.80

*	Charge rates are based on budgeted costs and projected volumes, and are calculated to reflect the level of effort required for each service (some rates are applied on a sliding scale based on volume.

COMMON SERVICES

Service	Definition	Pricing Basis	Price*
HR Direct Dial	HR Call Center team equipped to correctly answer payroll related questions specific to Mosaic. Mosaic employees are able to speak directly to a live HR Direct Dial customer service representative by calling 1-877-366-9696 (toll-free) available Monday through Friday from 7 AM to 6 PM CST. (Minneapolis area employees, call 952-742-9696).	Cost for common services is included in transactional service price. There is not an additional cost for these services.

HR Direct Online	Mosaic employees can log onto the HR Direct Online website which is available 24 hours a day, seven days a week, except during scheduled maintenance periods.
CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price*
Consulting	Mosaic generated work that is outside the normal payroll processing defined below that requires a Payroll resource. Examples: acquisition conversion, Mosaic generated process changes.	Per Hour Specialist Supervisor Manager	$53 $79.50 $106

Payroll Run - Special and Ad Hoc	Generation of additional (outside the scheduled runs) run of payroll processing for minimum check count of 500.	Per Payroll Run * This charge is based on actual time to perform the service. The charge rate is all-inclusive and reflects the cost of personnel, technology, operating support and supplies and infrastructure).	$5,300

Remote Time - Late Fee/Penalty	All hourly remote time files (final/correct) must be received by 1:00 p.m. central time on the published payroll processing date.	Per File	$530

2. Cargill’s Commitment to and Expectations of Mosaic – Payroll (Minneapolis)

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

General

•        Be available

•        Return normal calls ASAP, at least within 24 hours.

•        Respond to priority calls immediately.

•        Be responsive

•        Be informed and answer questions/inquiries.

•        Pull people together to resolve business requests/issues.

•        Appropriately escalate issues/concerns.

•        Demonstrate sense of urgency.

•        Be an advocate/spokesperson for Mosaic.

•        Understand how the business operates.

•        Understand key concerns.

•        Anticipate how things will affect them.

•        Follow through

•        Provide timely progress updates when issues are identified.

•        Provide relevant and timely communication to appropriate parties.

•        Initiate root cause analysis and recommend process improvement.

Status Updates

•        Action register

•        Log issues, requests, process improvements, projects, etc.

•        Set priorities with Monthly Mosaic/Cargill Collaboration Team.

•        Track progress.

•        Manage resources.

•        Be available

•        Respond to inquiries in a timely manner

•        Turnaround critical information with appropriate urgency, in order to accommodate payroll deadlines and minimize manual and/or last minute scrambling.

•        Position and communicate backup resources

•        Collaborate

•        Develop a deeper understanding of procedures/PeopleSoft.

•        Improve processes together to deliver better results.

•        Help us get to know you.

•        Prioritize

•        Help us prioritize requests. Sometimes an immediate response is needed, while other times a few hours or the next day is fine. Make urgent requests via phone, and if necessary press zero for immediate assistance..

•        Evaluate and support project priorities.

•        Communicate

•        Share BU business information that may impact delivery of payroll services.

•        Communicate acquisitions/mergers, divestitures, and mass changes as soon as possible---even if it is just a heads-up to facilitate resource planning.

•        Provide feedback (service, relationship).

•        Meet regularly to continue to develop our relationship.

•        Appreciate

•        Show support for the demanding payroll environment: deadline driven, high accuracy

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Paycheck Processing – Electronic	Paychecks are to be delivered to employee or location in accordance with contractual deadlines, barring acts of nature, which make a delivery impossible. We will work directly with Mosaic to resolve any unforeseen situations with highest priority.	• Realize Tuesday’s are sacred (1:00 p.m. deadline) • Follow Payroll Processing schedule and plan accordingly

Paycheck Processing – Manual	All manual check requests received by Noon will be processed and sent out that same day.	• Complete forms accurately and provide all requested information • Call with questions or directions vs forwarding incomplete forms. • Maintain controls by providing appropriate approvals

Court Orders

•        Tuesday Hourly Run

•        Court Orders received by 4:30 p.m. the Friday before a scheduled run, will be processed for that current payroll.

•        Salaried Run

•        Court Orders received 2 days prior to a scheduled run, will be processed for that current payroll.

• Complete forms accurately and provide all requested information • Call with questions or directions vs forwarding incomplete forms. • Maintain controls by providing appropriate approvals

Transactions – Simple

•        Tuesday Hourly Run

•        Transactions received by 4:30 p.m. the Friday before a scheduled run, will be processed for that current payroll.

•        Salaried Run

•        Transactions received 2 days prior to a scheduled run, will be processed for that current payroll.

• Complete forms accurately and provide all requested information • Call with questions or directions vs forwarding incomplete forms. • Maintain controls by providing appropriate approvals

Transactions – Complex

•        Tuesday Hourly Run

•        Transactions received by 4:30 p.m. the Friday before a scheduled run, will be processed for that current payroll.

•        Salaried Run

•        Transactions received 2 days prior to a scheduled run, will be processed for that current payroll.

•        Corrections follow a 48-hour turnaround

• Complete forms accurately and provide all requested information • Call with questions or directions vs forwarding incomplete forms. • Maintain controls by providing appropriate approvals

COMMON SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

HR Direct Dial	Direct Dial is available Monday through Friday 7:00 AM to 6:00 PM CST (except on US Holidays. The call center representative will resolve payroll questions or they will connect the client with someone who can answer their question.	Mosaic is responsible for updating HR Direct Dial on issues that might generate calls such as pay rule changes or plant closures. Any correspondence that instructs employees to call HR Direct Dial with questions should be forwarded to HR Direct Dial before being sent to employees.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Consulting	Payroll will provide consultant(s) with the appropriate level of expertise for each Mosaic generated work request that is outside the normal payroll processing defined above.	Communicate request immediately. Understand each case will be evaluated individually and discussed mutually to come up with a specific plan.

Payroll Run – Special and Ad Hoc	Each case will be evaluated individually and discussed mutually to come up with a specific plan.	Communicate request immediately. Understand each case will be evaluated individually and discussed mutually to come up with a specific plan.

PAYROLL - CANADA	Appendix 9

1. Service Definitions and Pricing

TRANSACTIONAL SERVICES

Service	Definition	Division of Duties (US Shared Services Vs. Canada Shared Services).	Pricing Basis	Price*

Paycheck Processing - Electronic	The conversion of gross pay to net pay followed by the production of a direct deposit transaction/pay advice (Hard cheques are processed locally by Mosaic payroll personnel.)

Winnipeg – Prepares payroll, e.g., inputs all change, sends completed payroll to US.

Minneapolis – Runs the electronic calculation, confirmation and balance on PeopleSoft payroll system.

Winnipeg – Deals with “error messages” after initial calculation, balances the payroll, and resubmits to Minneapolis.

Minneapolis – Sends final file to check/pay advice file to PayFormance (check processor) and completes balancing. Sends file to TD Bank.

			Per Check or Direct Deposit	Canada Charge $1.18
				US Charge Sliding Scale Based on # of Employees Under 100 101-250 251-1000 1001 –2500 2501+	$1.18 $0.95 $0.76 $0.57 $0.43

Record Of Employment (ROE)	Processing Record of Employment on termination; HRDC reporting.	Done in Winnipeg	Per Transaction	Canada Charge $1.36 US Charge N/A

Service	Definition	Division of Duties (US Shared Services Vs. Canada Shared Services).	Pricing Basis	Price*
Payroll Transactions - Simple	Simple payroll transactions that are outside of the normal gross to net payroll process. (These transactions normally take less than 15 minutes). Examples include: Billing/Account Codes, Check Handling-Special Requests, Compensation Changes, Direct Deposit, Hires, Leaves of Absence and Returns, Manual and Canceled Checks, Non-Cash Transactions, Personal Employee Information Changes, Job Changes, Stop Payments and Replacement Checks, Taxes, Terminations, Transfers-BU/Location, Manual EFTs	Done in Winnipeg and at the Mosaic locations (Winnipeg only charges for transactions done in Winnipeg).	Per Transaction	Canada Charge $31.80 US Charge N/A

Transactions - Complex	Complex payroll transactions that are outside of the normal gross to net payroll process. Examples include: Company transfers, corrections, and rehires Hourly/Salary Transfers.	Done in Winnipeg and at the Mosaic locations (Winnipeg only charges for transactions done in Winnipeg).	Per Transaction	Canada Charge $180.20 US Charge N/A

Preparation and distribution of T4’s at calendar year end.	Calculation, printing, and distribution of T4’s to Mosaic/Canada employees paid in the previous year by Cargill shared services.	Done in Winnipeg	Per Employee	Canada Charge $12.72 US Charge N/A

*	USD - Charge rates are based on budgeted costs and projected volumes, and are calculated to reflect the level of effort required for each service (some rates are applied on a sliding scale based on volume.

COMMON SERVICES

Service	Definition	Division of Duties (US Shared Services Vs. Canada Shared Services).	Pricing Basis	Price*

HR Direct Dial	HR Call Center team equipped to correctly answer payroll related questions specific to Mosaic. Mosaic employees are able to speak directly to a live HR Direct Dial customer service representative by calling 1-877-366-9696 (toll-free) available Monday through Friday from 7 AM to 6 PM CST. (Minneapolis area employees, call 952-742-9696).	Cost for common services is included in transactional service price. There is not an additional cost for these services. NOTE: Currently Canadian employees are not using this service.

HR Direct Online	Mosaic employees can log onto the HR Direct Online website which is available 24 hours a day, seven days a week, except during scheduled maintenance periods.

CLIENT DRIVEN SERVICES

Service	Definition	Division of Duties (US Shared Services Vs. Canada Shared Services).	Pricing Basis	Price*
Consulting

Mosaic generated work that is outside the normal payroll processing defined below that requires a Payroll resource.

Examples: acquisitions, conversion, Mosaic generated process changes, balance adjustments in Canada for T4 purposes (RRSPs, etc), garnishments.

Depends on the complexity and scope of the project. Mosaic/Canada project requests should be handled as follows:

All project requests should be sent to Maureen Yanta and Dave Wessling. (For example the Pay Register request or the remote printing request).

			Per Hour Administrator Professional Outside Resource (IBM) Per Hour Specialist Supervisor Manager HRIT Consultant	Canada Consulting C$47.70 C$95.40 At Market US Consulting $53 $79.50 $106 $106

Payroll Run – Special and Ad Hoc

Generation of additional (outside the scheduled runs) run of payroll processing for minimum check count of 500.

Winnipeg SSC costs will be tracked. Cost will vary with resources required, depending on complexity of payout.

Joint effort by Winnipeg and Minneapolis (VERY infrequent – unlikely to happen more than once in a year, if that)

1). Per Payroll Run

*  This charge is based on actual time to perform the service. The charge rate is all-inclusive and reflects the cost of personnel, technology, operating support and supplies and infrastructure.

1) $5,300 (MPLS Charge) 2) Per hour charge based on time spent by Winnipeg shared services.

Remote Time - Late Fee/Penalty	All hourly remote time files (final/correct) must be received by 1:00 p.m. central time on the published payroll processing date.		Per File	$530 (MPLS)

Reports / Queries	Existing New Development	Minneapolis – HRIS Reports	Per Report Per Hour	No Charge Priced at time

2. Cargill’s Commitment to and Expectations of Mosaic – Payroll (Canada)

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

General

•        Be available

•        Return normal calls ASAP, at least within 24 hours.

•        Respond to priority calls immediately.

•        Be responsive

•        Be informed and answer questions/inquiries.

•        Pull people together to resolve business requests/issues.

•        Appropriately escalate issues/concerns.

•        Demonstrate sense of urgency.

•        Be an advocate/spokesperson for Mosaic.

•        Understand how the business operates.

•        Understand key concerns.

•        Anticipate how things will affect them.

•        Follow through

•        Provide timely progress updates when issues are identified.

•        Provide relevant and timely communication to appropriate parties.

•        Initiate root cause analysis and recommend process improvement.

Status Updates

•        Action register

•        Log issues, requests, process improvements, projects, etc.

•        Set priorities with Monthly Mosaic/Cargill Collaboration Team.

•        Track progress.

•        Manage resources.

•        Be available

•        Respond to inquiries in a timely manner

•        Turnaround critical information with appropriate urgency, in order to accommodate payroll deadlines and minimize manual and/or last minute scrambling.

•        Position and communicate backup resources

•        Collaborate

•        Develop a deeper understanding of procedures/PeopleSoft.

•        Improve processes together to deliver better results.

•        Help us get to know you.

•        Prioritize

•        Help us prioritize requests. Sometimes an immediate response is needed, while other times a few hours or the next day is fine. Make urgent requests via phone, and if necessary press zero for immediate assistance.

•        Evaluate and support project priorities.

•        Communicate

•        Share BU business information that may impact delivery of payroll services.

•        Communicate acquisitions/mergers, divestitures, and mass changes as soon as possible---even if it is just a heads-up to facilitate resource planning.

•        Provide feedback (service, relationship).

•        Meet regularly to continue to develop our relationship.

•        Appreciate

•        Show support for the demanding payroll environment: deadline driven, high accuracy

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Paycheck Processing - Electronic	Paychecks are to be delivered to employee or location in accordance with contractual deadlines, barring acts of nature, which make a delivery impossible. We will work directly with Mosaic to resolve any unforeseen situations with highest priority.

•        Realize Tuesday’s are sacred (1:00 deadline)

•        Follow Payroll Processing schedule and plan accordingly

•        Share any changes regarding delivery locations or those with signing authority with Shared Services personnel who track the shipments from door to door

Record of employment (ROE)	Provide Record of Employment correctly and in a timely manner.	Ensure all employee PeopleSoft records are up to date in the system so any ROE will display accurate information.

Payroll Transactions - Simple

•        All simple transactions received by 4:30 the Friday before a scheduled Tuesday hourly run, will be processed for that current payroll.

•        All simple transactions received two days prior to the current salaried run date will be processed with that payroll.

• Complete forms accurately and provide all requested information • Call with questions or directions vs forwarding incomplete forms. • Maintain controls by providing appropriate approvals

Transactions – Complex

•        All complex transactions received by 4:30 the Friday before a scheduled Tuesday hourly run, will be processed for that current payroll.

•        All complex transactions received two days prior to the current salaried run date will be processed with that payroll.

•        Corrections follow a 48-hour turnaround.

• Complete forms accurately and provide all requested information • Call with questions or directions vs forwarding incomplete forms. • Maintain controls by providing appropriate approvals

Preparation and distribution of T4’s at calendar year end.	Ensure all T4’s and T4A’s are produced correctly and in a timely manner in accordance with the Canadian Federal Laws.	• Ensure all PeopleSoft records are accurate and updated in a timely manner to ensure there is no incorrect tax reporting when the T4 file is processed.

Payroll Processing: balancing, funding and source deductions

•        Balance each payroll and communicate to Mosaic Controller -- correct wire transfer, correct source deductions payable

•        Pay Canadian taxes on time for the 8 Mosaic R accounts

•        Shared Services responsible for late remittances

•        Fund each payroll no later than noon on the day prior to payday

•        Mosaic to supply SS with monthly tax receipts to confirm tax accounts are being credited correctly. Any payments made directly to the CRA must be communicated to SSC.

•        Mosaic to forward to SSC all communication from CRA on time

COMMON SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

HR Direct Dial

Direct Dial is available Monday through Friday 7:00 AM to 6:00 PM CST (except on US Holidays. The call center representative will resolve payroll questions or they will connect the client with someone who can answer their question.

Currently HR Direct has not been a reliable resource for Mosaic Canada.

Mosaic is responsible for updating HR Direct Dial on issues that might generate calls such as pay rule changes or plant closures. Any correspondence that instructs employees to call HR Direct Dial with questions should be forwarded to HR Direct Dial before being sent to employees.

Mosaic payroll to utilize supplied training manuals and/or their own HR staff first prior to contacting Shared Services for guidance and consultation.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Consulting	Payroll will provide consultant(s) with the appropriate level of expertise for each Mosaic generated work request that is outside the normal payroll processing defined above.	Communicate request immediately. Understand each case will be evaluated individually and discussed mutually to come up with a specific plan.

Payroll Run – Special and Ad Hoc	Each case will be evaluated individually and discussed mutually to come up with a specific plan.	Communicate request immediately. Understand each case will be evaluated individually and discussed mutually to come up with a specific plan. Required time lines must be communicated to Mosaic’s Board of Directors regarding special payouts. Short notice means more costly processes and resources.

The following contacts should be utilized by Mosaic Canada staff as required:

Kronos issues (non-transmission items)	Anand Giri	(952) 984-0010

Kronos transmission issue	LTSS group	(952) 984-3063

PeopleSoft procedural issues	HR Direct	(877) 366-9696

Payroll processing - Winnipeg	Janice Charison	(204) 947-6387

Security issues	Eric Lybeck	(952) 984-0496

Report/query writing (new development)	Report, HRIS	(952) 984-0548

Existing query enhancements	Rory Ballweber	(952) 984-0520

(Via Shared Services)

RELOCATION	Appendix 10

1. Service Definitions and Pricing

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price
Consulting	Special reports outside year end recap, policy consulting	Per Hour	$132.50

Shipment of Household Goods	Expatriates inbound/outbound using global forwarder	Per Employee Move	$106

Homeowner Move	All aspects of moving a home owner (existing employees and new hires) including home purchase, home sale, expense processing and year-end IRS tax reporting	Per Employee Move	$742 _____________ Market: Avg. $3,700 per file Industry Third Party Relocation Firms / HRO’s

Inbound Home Purchase	Inbound expatriate shipment of household goods and home purchase in new location	Per Employee Move	$265

New College Hire Move	Entry level college hires with lump sum payment and self move	Per Employee Move	$371

Outbound Home Sale	Outbound expatriate home sale and shipment of household goods and storage coordination.	Per Employee Move	$583

Renter Move	All aspects of moving a renter (existing employees and new hires), shipment of goods, temp living, expense processing and approval and year-end tax IRS tax reporting.	Per Employee Move	$371

2. Cargill’s Commitment to and Expectations of Mosaic – Relocation

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Consulting	Obtain approval for consulting required beyond 20 hours annually.	Retain strong partnership with team members in Florida & Minnesota

Coordination of Household Goods	This service is for expatriates with no home sale or home purchase using global provider

Homeowner Move

The Cargill Relocation Department commits to managing all aspects of the transfer process for existing employees and new hire homeowners.. Service will include home purchase, home sale, shipment of goods; temporary living, expense processing and year-end IRS tax reporting. The service includes:

•       Dedicated relocation professional for each transferee to each move who will be available throughout the process to coordinate all aspects of the transfer process.

•       Coordinator will contact transferee within 24 hours of receiving the initiation from Mosaic

•       Accurate approval and reporting of relocation expenses

•       Contact transferees within 24 hours of receiving initiation

•       Share results of transferee evaluations annually with Mosaic

•       Proactively notify Mosaic of issues/problems and concerns.

•       Adhere to the approved Mosaic Relocation Policy.

•       Seek exceptions as needed

•       Initiate moves with as much notice as possible to dedicated coordinator

•       Provide details of special circumstances/exceptions

•       Maintain master policies

•       Pay invoices before due date so as not to jeopardize vendor relationship

•       Fund equity advances promptly

•       Respond to voicemail and email requests within 24 hours.

Inbound Home Purchase

Dedicated coordinator to assist with returning expatriates.

•       Provide contacts for national lenders

•       Approve direct bill expenses

•       Accurate approval and reporting of relocation expenses

•       Contact within 24 hours of receiving initiation

•       Share results of transferee evaluations annually with Mosaic

•       Notify Mosaic of issues/problems

•       Adhere to approved Mosaic Policy

•       Seek exceptions as necessary

•       Initiate moves with as much notice as possible to dedicated coordinator

•       Provide details of special circumstances/exceptions

•       Maintain master policies

•       Pay invoices before due date so as not to jeopardize vendor relationship

•       Respond to voicemail and email requests within 24 hours.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

New College Hire Move

Dedicated coordinator for entry level college hires

•        Complete necessary Payroll paperwork for relocation (lump sum) payment.

•        Coordinate self move and approve invoices

•        Share results of transferee evaluations annually with Mosaic

•        Initiate moves with as much notice as possible to dedicated coordinator.

•        Provide details of special circumstances/exceptions

•        Maintain master policies.

•        Pay invoices before due date so as not to jeopardize vendor relationship.

•        Respond to voicemail and email requests within 24 hours.

Out Bound Home Sale

Dedicated coordinator to assist with departing expatriates and the home sale process

•        Accurate approval and reporting of relocation expenses

•        Contact within 24 hours of receiving initiation

•        Share results of transferee evaluations annually with Mosaic

•        Notify Mosaic of issues/problems

•        Adhere to approved Mosaic policy

•        Seek exceptions as necessary

•        Initiate moves with as much notice as possible to dedicated coordinator.

•        Provide details of special circumstances/exceptions

•        Maintain master policies.

•        Pay invoices before due date so as not to jeopardize vendor relationship.

•        Fund equity advances promptly.

•        Respond to voicemail and email requests within 24 hours.

Renter Move

Dedicated relocation professional for each transferee to each move who will be available throughout the process to coordinate all aspects of the transfer process.

•        Coordinator will contact transferee within 24 hours of receiving the initiation form from Mosaic.

•        Accurate approval and reporting of relocation expenses

•        Share results of transferee evaluations annually with Mosaic.

•        Proactively notify Mosaic of issues/problems and concerns.

•        Adhere to the approved Mosaic Relocation Policy.

•        Seek exceptions as needed.

•        Initiate moves with as much notice as possible to dedicated coordinator

•        Provide details of special circumstances/exceptions

•        Maintain master policies

•        Pay invoices before due date so as not to jeopardize vendor relationship

•        Respond to voicemail and email requests within 24 hours.

COMMON SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Consulting	Obtain approval for consulting required beyond 20 hours annually.	Retain strong partnership with team members in Florida & Minnesota

TRAINING	Appendix 11

1. Service Definitions and Pricing

TRANSACTIONAL SERVICES

Service	Definition	Pricing Basis	Price

Learning Management System	The LMS provides Cargill global the enterprise online learning environment by enabling the management, delivery and tracking of blended learning (i.e. online and traditional classroom) for employees, stakeholders and customers. The LMS streamlines administrative and supervisory tasks, automates the overall cost and impact of education tracking.	Per Employee/Yr	US$21.20 C$13.78 Market: $66 - $75 Per employee Per Year LogicServe

COMMON SERVICES

Service	Definition	Pricing Basis	Price

HR Direct Dial	HR Call Center team equipped to correctly answer training related questions specific to Mosaic. Mosaic employees are able to speak directly to a live HR Direct Dial customer service representative by calling 1-877-366-9696 (toll-free - available Monday through Friday from 7 AM to 6 PM CST). Minneapolis area employees, call 952-742-9696 (also available Monday through Friday 7 AM to 6 PM CST).	Cost is included in transactional service price. There is not an additional cost for these services.

HR Direct Online	Mosaic employees can log onto the HR Direct Online website which is available 24 hours a day, seven days a week, except during scheduled maintenance periods.

CLIENT DRIVEN SERVICES

Service	Definition	Pricing Basis	Price

Consulting - Total Training Solution		Per Hour

Consulting - Business Training	Acquire and pay as needed.	Per Hour (Plus Travel)	$116.60

Training Administration	Acquire and pay as needed.	Per Hour	$53

Training Class	Acquire e-learning or instructor-led training as needed.	Per Enrollment	$212

2. Cargill’s Commitment to and Expectations of Mosaic - Training

TRANSACTIONAL SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Learning Management System	Cargill’s LMS supports a collaborative learning community, offering multiple modes of learning – from self-paced coursework to scheduled classes to group learning. This is a collaborative culture – knowledge sharing system to coordinate business activities across the enterprise. The LMS extends value of learning resources to support diverse education needs across the business functions. The LMS will manage and assess educational programs across practices and geographies in an efficient, fast and low-cost manner. At this time, Mosaic has elected to use within the U.S. and Canada only.	Mosaic must manage its IT team and collaborate with Cargill’s L&D LMS team to facilitate timely integration of Mosaic’s knowledge/data bases and IT systems to ensure success of the integration.

Training Class	Cargill will assist Mosaic and its Training Manager to identify the highest quality and most cost effective training programs/courses to ensure best practices.	Mosaic must understand its key initiatives and collaborate with its key Subject Matter Experts (SMEs) and L&D to ensure success of those initiatives.

CLIENT DRIVEN SERVICES

Service	Commitment to Mosaic	Expectations of Mosaic

Consulting - Business Training	Upon request will provide consulting on and assist with needs assessment for training development strategy.

•       Clearly understand the business objectives of its management and budget and collaborate those needs with L&D.

Support of Mosaic management team to support these training/development initiatives is critical to its success.

Training Administration	Upon request assist with any training/development initiatives at a cost effective rate.

Training Class	Cargill is able to deliver training via instructor-led classroom training, live e-Learning, web-based courses, and multimedia (video, CDs, books and manuals). All courses have the option of being led by Cargill instructors or “independent non-Cargill instructors. Costs will be variable depending on the course content, length, instructor, number of participants and delivery method. The direct, or demand-driven charges are for those services that are driven by Mosaic requests. This includes support, development, consulting and training.	Must support the training decisions made by ensuring attendance of such courses developed and/or scheduled.